UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2019, Jonathan Borell resigned from the board of directors (the “Board”) of Vince Holding Corp. (the Company”) and from the compensation committee of the Board, effective immediately.  Mr. Borell’s resignation did not involve a disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

On May 13, 2019, pursuant to the Company’s certificate of incorporation, Sun Cardinal, LLC (“Sun Cardinal”), an affiliate of Sun Capital Partners, Inc. (“Sun Capital”), appointed Matthew Garff to the Board as a Class II director, effective immediately.  Mr. Garff will fill the vacancies created by Mr. Borell’s resignation.

Mr. Garff will serve on the Board’s compensation as well as nominating and corporate governance committees.

Mr. Garff is a Managing Director of Sun Capital, which, through certain of its affiliates (together with Sun Capital, the “Sun Entities”), beneficially owns a majority of the Company’s common stock.

Mr. Garff will not receive any compensation from the Company for serving on the Board.

There are no family relationships between Mr.Garff and any director, executive officer or nominees thereof of the Company.  There are no related party transactions between the Company and Mr. Garff that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On May 13, 2019, Ryan Esko resigned from the Board and from the nominating and corporate governance committee of the Board, effective immediately. Mr. Esko’s resignation did not involve a disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

The vacancy on the Board created by Mr. Esko’s resignation may be filled at a later date by the Board or Sun Cardinal, as described below.  The vacancy created on the nominating and corporate governance committee of the Board by Mr. Esko’s resignation is filled by Mr. Garff, as described above.  Following Mr. Esko’s resignation, the Board will consist of seven members and two seats that are vacant.

Pursuant to the Company’s certificate of incorporation, so long as the Sun Entities beneficially own at least 30% of the then outstanding shares of the Company’s common stock, Sun Cardinal has the right to designate the majority of the Board, to fix the size of the Board and to designate the chairman of the Board and the chairman of each committee of the Board.

As a result of these resignations, Messrs. Borell and Esko will not stand for reelection at the Company’s Annual Meeting of Stockholders on June 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: May 13, 2019	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer